UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2007

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-326-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Analogic Corporation (the "Registrant") and Bernard M. Gordon, Chairman of the Registrant’s Board of Directors, entered into a letter agreement (the "Agreement") on November 23, 2007, the date on which the Agreement was countersigned by Mr. Gordon. The full text of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Agreement is qualified in its entirety by reference to the Agreement.

The Agreement provides for a special payment by the Registrant to Mr. Gordon in the amount of $300,000. This payment is in consideration and in recognition of the following:

• Mr. Gordon’s service and success as principal executive officer and as Special Advisor to the President during the fiscal year ended July 31, 2007 and, for many years prior to that, as Founder and Chief Executive Officer;
• the fact that Mr. Gordon worked for many years without many of the customary compensation elements typically afforded an individual in the position of Chief Executive Officer, including annual stock awards, supplemental pension benefits, and perquisites; and
• other customary agreements in connection with his termination of service as an employee of the Registrant as of July 31, 2007, including Mr. Gordon’s release of financial claims against the Registrant, his agreement not to solicit employees of the Registrant for a specified period of time, and his agreement to provide assistance to the Registrant from time to time upon the Registrant’s request with respect to litigation to which the Registrant is a party.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

November 29, 2007	By:	/s/ Bruce G. Garr

Name: Bruce G. Garr
Title: Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Analogic Corporation and Bernard M. Gordon